Spindle Appoints Christopher Lank to Board of Directors

MESA, AZ--(GLOBE NEWSWIRE - April 24, 2018) - Spindle, Inc. (OTCQB: SPDL) ("Spindle" or "Company"), a provider of payment processing services, today announced that it has appointed Christopher Lank to its Board of Directors. He will also serve on the Company’s “Asset Purchase Special Review Committee”, headed by new board member Ron McIntyre, along with Advisory Board member Chris Meinerz.

Lank has over 25 years of Technology and Services sales experience.  He currently serves as CEO and Board Chairman of Ivis Technologies, a company he founded in 2002. Ivis Technologies provides a Software as a Service(SaaS) solution that helps companies implement, automate and execute on their day-to-day activities that revolve around the management of ethics and compliance programs and helps reduce the risk for organizations needing to comply with various regulations.

Ivis has customers that include companies ranging from a few employees, all the way to S&P 500 organizations consisting of over 30,000 employees.

Prior to starting Ivis Technologies, Lank served as Vice President of Worldwide Sales at TogetherSoft, where he grew a small software distributor with less than $3M in sales to a world-class organization with $46M in sales. TogetherSoft was acquired by Borland for over $200M.  Prior to TogetherSoft, Lank held management and sales positions at Symantec, Platinum Technology, and MicroAge. He earned a BS in Management from the University of Phoenix.

Dr. Jack Scott, Spindle Interim CEO stated, “We’re pleased to welcome Chris to the Spindle team. His 25 years of hands on experience in technology and services sales brings a host of skill sets to our board that we believe will complement both it and Spindle. In particular, his company Ivis has amassed an impressive and growing client list which we hope will yield cross selling opportunities as many of them currently lack access to payment processing services. I look forward to working with him, and our additional recent additions to both our board and advisory committee with a continuing goal of building shareholder value.”

Christopher Lank added, “I look forward to working with Jack and the other board members towards completing the pending acquisition, followed by opening the door to many potential mutually beneficial revenue opportunities between my company and Spindle.”

About Spindle

Spindle, Inc. provides payment processing services to merchants using its Catalyst Gateway, and also acts as an agent, independent contractor or referral partner to broker merchants that it secures to other merchant processors for ongoing fees based on processing volume. Spindle serves Small to Medium-sized Businesses (SMBs) in these capacities. For more information, please visit www.spindle.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as ''anticipate,'' ''if,'' ''believe,'' ''plan,'' ''estimate,'' ''expect,'' ''intend,'' ''may,'' ''could,'' ''should,'' ''will,'' and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We can give investors no assurance that the transaction will be successfully consummated. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.